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Conference Call Transcript TWMC - Q3 2007 Trans World Entertainment Corp. Earnings Conference Call Event Date/Time: Nov. 21. 2007 / 10:00AM ET

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     FINAL TRANSCRIPT
Nov. 21. 2007 / 10:00AM ET, TWMC - Q3 2007 Trans World Entertainment Corp. Earnings Conference Call

C O R P O R A T E   P A R T I C I P A N T S

Bob Higgins
Trans World Entertainment Group - Chairman & CEO

Jim Litwak
Trans World Entertainment Group - President & COO

John Sullivan
Trans World Entertainment Group - CFO

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Ian Corydon
B. Riley & Co. - Analyst

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen and welcome to the Trans World Entertainment third-quarter 2007 results conference call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session and instructions will follow at that time. (OPERATOR INSTRUCTIONS). As a reminder, this conference call is being recorded. I would now like to introduce your host for today's conference, Mr. Bob Higgins, Chairman and CEO. Sir, you may begin.

Bob Higgins - Trans World Entertainment Group - Chairman & CEO

Thank you, Denise. Good morning. With me today are Jim Litwak, our President and Chief Operating Officer and John Sullivan, our Chief Financial Officer.

As I am sure you know, the Company has announced my intent to acquire the outstanding shares of the Company that I do not already own. I would refer you to the press release issued on November 9 announcing the proposal and the press release issued last night updating the public on the actions taken by the special committee to permit me to form a big consortium.

As mentioned in both releases, the Company does not intend to comment further on these matters until the special committee and the Board of Directors has completed all negotiations and discussions relevant to the proposal. I will not personally comment on these matters and I appreciate your understanding.

So thank you for joining us as we discuss our third-quarter results. We will take questions following our comments.

For the third quarter, total sales decreased 12% to $261 million. The Company on average operated 13% fewer stores during the third quarter as compared to the same period last year. Comp store sales decreased 4% in this period.

Our net loss on a per share basis was $0.46 for the quarter compared to $0.43 last year before an extraordinary gain. We continued to experience strong comp store sales increases in home video, video games, electronics and boutique; although these results were offset by continued declines in music. Jim will now take you through highlights of sales for the second quarter. Jim?

Jim Litwak - Trans World Entertainment Group - President & COO

Thank you, Bob. Good morning. Q3 comp store sales declined (technical difficulty) improving our first and second (technical difficulty) second quarter. Sales declined 10% and 6% (technical difficulty) category increasing comp store sales 29% in the third quarter. Strong third-quarter game sales were driven by the release of Madden, Halo 3 and Guitar Hero 3.

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     FINAL TRANSCRIPT
Nov. 21. 2007 / 10:00AM ET, TWMC - Q3 2007 Trans World Entertainment Corp. Earnings Conference Call

Combined comparable store sales for electronics, accessories and boutique increased 22% and now represent 13% of our business in the quarter compared to 10% last year. Electronics was again strong in the quarter and our boutique business is starting to grow in a meaningful way as we look forward to continuing the momentum for these categories into the holiday season.

The categories I spoke of -- home video, video games, electronics, accessory and boutique -- helped partially offset the 21% comp store decline in music. The music category represented 40% of our business for the quarter, down from 48% last year.

We are encouraged by the improvement of our third-quarter comp sales as compared to the first two quarters of '07. We are also encouraged by our strong sales in home video, video games, electronics and boutique as the growth of these categories continue to soften the impact of declines in music. John will now take you through the financial results of our third quarter.

John Sullivan - Trans World Entertainment Group - CFO

Thank you, Jim. Good morning. Our net loss for the third quarter was $14.3 million or $0.46 per share. Last year, our loss before extraordinary gain was $13.3 million or $0.43 per share and after the extraordinary gain, our net loss was $11.4 million or $0.37 per share.

Our gross margin rate for the quarter decreased to 35.1% from 36.6% last year. The decrease in rate was due to fewer vendor discounts and alliances flowing through cost of sales. SG&A expenses as a percentage of sales for the third quarter was 40.8% compared to 40.4% last year, an increase of 40 basis points. The increase in rate is due to the sales decline.

EBITDA was a loss of $15 million for the quarter compared to a loss of $11.4 million last year. Our quarter-end inventory position was $569 million versus last year's $656 million. On a square foot basis, this was $98 a foot versus $102 a foot last year.

We ended the quarter with our line of credit at $82 million compared to $72 million last year due to tax payments and capital expenditures made during the year, partially offset by a lower net inventory investment.

Interest expense was $1.9 million in the quarter versus $1.7 million last year due to the higher borrowing.

During the quarter, we closed one store, repositioned three stores and did not open any new stores. We ended the quarter with 960 stores in operation and square feet totaling 5.8 million versus last year's 1121 stores and square feet totaling 6.4 million. I will now turn it back to Bob to complete our comments.

Bob Higgins - Trans World Entertainment Group - Chairman & CEO

Thank you, John. We have positive momentum in our business moving into the all-important fourth quarter and are optimistic about further improvement. We are operating in a softer retail environment and an overall gloomier economic climate and as such, we are cautious.

In closing, I reiterate our focus on our initiatives in the months ahead and our commitment to f.y.e. being the preferred destination for all things entertainment. Now I would like to open up the call to any questions anyone has. Denise?

Q U E S T I O N   A N D   A N S W E R

Operator

(OPERATOR INSTRUCTIONS). Ian Corydon, B. Riley & Co.

Ian Corydon - B. Riley & Co. - Analyst

Thank you. Jim was cutting out during the first part of his prepared remarks. Could you just repeat the same-store sales by category?

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Nov. 21. 2007 / 10:00AM ET, TWMC - Q3 2007 Trans World Entertainment Corp. Earnings Conference Call

Jim Litwak - Trans World Entertainment Group - President & COO

Sure. Q3 comp store sales declined 4%, improving over the first and second quarters when comp sales declined 10% and 6% respectively. Total sales declined 12% for the quarter and the Company operated 13% fewer stores. Home video sales in the quarter increased 8% on a comp basis and was 38% of our business from 35% last year. Our video games increased 29% on a comp basis and our sales for electronics, accessories and boutique increased 22% on a comp basis and now represent 13% of our business compared to 10% last year. That helped partially offset the 21% comp store decline in music, which was 40% of our business, down from 48% last year.

Ian Corydon - B. Riley & Co. - Analyst

Thanks, Jim.

Jim Litwak - Trans World Entertainment Group - President & COO

Did that cover that for you, Ian?

Ian Corydon - B. Riley & Co. - Analyst

That's perfect. Thank you. And on the gross margin, could you guys just talk about what are kind of the drivers behind the lower amount of vendor discounts and allowances and is that something that you expect to continue into the fourth quarter?

John Sullivan - Trans World Entertainment Group - CFO

It's not so much the lower discounts. It was more of the discounts got hung up in the inventory increase from the second quarter to third quarter and we expect that to flow through in the fourth quarter as the inventory turns.

Ian Corydon - B. Riley & Co. - Analyst

Got it. Thank you.

Operator

(OPERATOR INSTRUCTIONS). I am not showing any further questions at this time.

Bob Higgins - Trans World Entertainment Group - Chairman & CEO

Okay. Thank you, Denise. To remind everyone, we will be issuing and having a conference call on our sales results for the all-important month of December and for the nine-week selling period, which will be the first part of January and so I look forward to talking to everyone then. I would like to wish everyone a happy Thanksgiving and a great Christmas. Thank you very much for your time today.

Operator

Ladies and gentlemen, thank you for your participation in today's conference. This concludes the program. You may now disconnect. Thank you and have a great day.

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     FINAL TRANSCRIPT
Nov. 21. 2007 / 10:00AM ET, TWMC - Q3 2007 Trans World Entertainment Corp. Earnings Conference Call

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